                             HEIN + ASSOCIATES LLP
                      717 Seventeenth Street, Suite 1600
                               Denver, CO  80203
                          (303) 298-9600 (telephone)
                          (303) 298-8118 (facsimile)




                         INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference of our report dated February 10, 1998 accompanying the financial statements of American Educational Products, Inc. and Subsidiaries in the Form S-3 Registration Statement of American Educational Products, Inc.

HEIN + ASSOCIATES LLP


Denver, Colorado
January 20, 1999